EXHIBIT 99.1

For Immediate Release

WM Announces Second Quarter Earnings	FOR MORE INFORMATION Waste Management Website www.wm.com

Robust Organic Revenue Growth Drives Strong Income from Operations Performance

The Company Raises 2022 Financial Guidance

Houston — Jul. 27, 2022 — WM (NYSE: WM) today announced financial results for the quarter ended June 30, 2022.

					Analysts
	Three Months Ended		Three Months Ended		Ed Egl
	June 30, 2022 (in millions, except per share amounts)		June 30, 2021 (in millions, except per share amounts)		713.265.1656 eegl@wm.com
	As Reported	As Adjusted(a)	As Reported	As Adjusted(a)

Revenue	$5,027	$5,027	$4,476	$4,476	Media Toni Werner

Income from Operations	$890	$907	$791	$813	media@wm.com

Operating EBITDA(b)	$1,398	$1,415	$1,291	$1,313

Operating EBITDA Margin	27.8%	28.1%	28.8%	29.3%

Net Income(c)	$587	$599	$351	$538

Diluted EPS	$1.41	$1.44	$0.83	$1.27

“In the second quarter, we exceeded expectations as our team delivered outstanding results, building on our first quarter momentum and positioning us to increase our full-year financial outlook,” said Jim Fish, WM’s President and Chief Executive Officer. “Exceptionally strong organic revenue growth, combined with diligent management of our costs, translated into an almost 8% increase in adjusted operating EBITDA in the second quarter.(a) I am proud of how our team continues to diligently manage costs in this inflationary environment while remaining focused on advancing our long-term strategic priorities of providing the best workplace for our employees, investing in technology and automation that differentiates WM and permanently reduces our cost structure, and leveraging our sustainability platform for growth.”

Fish continued, “During the quarter, we achieved two exciting milestones in our sustainability growth journey. We brought our fifth WM-owned and operated renewable natural gas plant into service in Oklahoma, which is expected to generate about 570,000 MMBtu of RNG and progresses us towards the 21 million MMBtu planned increase in RNG generation by 2026. We also completed technology and automation upgrades at our materials recovery facility in Houston, which keeps us on track to deliver on our planned recycling investments.”

KEY HIGHLIGHTS FOR THE SECOND QUARTER OF 2022

Revenue

●	Core price for the second quarter of 2022 was 7.5% compared to 6.2% in the second quarter of 2021.(d)
●	Collection and disposal yield was 6.2% in the second quarter of 2022 compared to 3.7% in the second quarter of 2021.
●	Total Company volumes increased 1.6% in the second quarter of 2022 and collection and disposal volumes increased 2.3%. Total Company and collection and disposal volumes increased 9.2% in the second quarter of 2021 driven largely by strong recovery from the pandemic.(f)

Cost Management

●	Operating expenses as a percentage of revenue increased 140 basis points to 62.5% when compared to the second quarter of 2021. On an adjusted basis, operating expenses as a percentage of revenue increased 130 basis points to 62.4% in the second quarter of 2022.(a) Operating expense margin in the second quarter, when compared to the prior year, was 100 basis points higher due to the impacts of higher commodity prices for fuel and recyclables and 30 basis points higher related to alternative fuel tax credits received in the prior year that have not yet been renewed for 2022.
●	SG&A expenses were 9.7% of revenue in the second quarter of 2022 compared to 9.9% in the second quarter of 2021. On an adjusted basis, SG&A expenses were 9.4% of revenue in the second quarter of 2022 compared to 9.6% in the second quarter of 2021.(a)

Profitability

●

Operating EBITDA in the Company’s collection and disposal business, adjusted on the same basis as total Company operating EBITDA, increased by approximately $107 million to $1.53 billion for the second quarter of 2022. Operating EBITDA as a percentage of revenue in the Company’s collection and disposal business was 31.2% for the second quarter of 2022 compared to 32.0% for the second quarter of 2021.(e)

●	Operating EBITDA in the Company’s recycling line of business increased by $5 million compared to the second quarter of 2021.
●	Operating EBITDA in the Company’s renewable energy business increased by $14 million compared to the second quarter of 2021, primarily driven by increases in the value for electricity, renewable natural gas and environmental credits.

Free Cash Flow & Capital Allocation

●	In the second quarter of 2022, net cash provided by operating activities was $1.05 billion compared to $1.04 billion in the second quarter of 2021.
●	In the second quarter of 2022, capital expenditures to support the business were $485 million compared to $387 million in the second quarter of 2021. In addition, capital expenditures for sustainability growth investments were $65 million compared to $9 million in the second quarter of 2021.
●	In the second quarter of 2022, free cash flow was $503 million compared to $649 million in the second quarter of 2021.(a) Free cash flow without sustainability growth investments was $568 million compared to $658 million in the second quarter of 2021.(a) The year-over-year decline in free cash flow was primarily driven by the timing of capital spending.
●	During the second quarter of 2022, $539 million was returned to shareholders, including $269 million of cash dividends and $270 million allocated to share repurchases.

REVISED 2022 OUTLOOK

●	Total Company revenue growth in 2022 is expected to be approximately 10%, an increase of 400 basis points from the midpoint of prior guidance. Combined internal revenue growth from yield and volume in the collection and disposal business is now expected to approach 8.5%.
●	Adjusted operating EBITDA is now expected to be between $5.5 and $5.6 billion in 2022, an increase of $175 million from prior guidance.(a)
●	The Company’s projected adjusted operating EBITDA margin at the midpoint of its guidance range is 28.1%, which includes an estimated 60-basis-point headwind related to increased fuel costs.(a)
●	Free cash flow is projected to exceed the upper end of the Company’s previous guidance range of $2.6 to $2.7 billion excluding the targeted sustainability growth investments, or $2.05 to $2.15 billion including sustainability growth investments.(a)
●	The Company expects to complete between $300 and $400 million of acquisitions in 2022. The Company’s revenue and operating EBITDA guidance provided above exclude incremental contributions from acquisitions.
●	The Company expects to repurchase an additional $980 million of its common stock in 2022, exhausting the full $1.5 billion of share repurchase authorization previously announced.

Fish concluded, “WM is well positioned in any economic environment given the essential nature of the services we provide, the annuity-like characteristics of our revenue, and our reliable business model. Our solid results in the first half of 2022, driven by our focus on disciplined pricing and cost management, give us confidence in our ability to deliver on our new, higher outlook.”

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(a)	The information labeled as adjusted in this press release, as well as free cash flow, are non-GAAP measures. Please see "Non-GAAP Financial Measures" below and the reconciliations in the accompanying schedules for more information.

(b)	Management defines operating EBITDA as GAAP income from operations before depreciation and amortization; this measure may not be comparable to similarly-titled measures reported by other companies.

(c)	For purposes of this press release, all references to "Net income" refer to the financial statement line item "Net income attributable to Waste Management, Inc."

(d)	Core price is a performance metric used by management to evaluate the effectiveness of our pricing strategies; it is not derived from our financial statements and may not be comparable to measures presented by other companies. Core price is based on certain historical assumptions, which may differ from actual results, to allow for comparability between reporting periods and to reveal trends in results over time.

(e)	In the fourth quarter of 2021, the Company updated its collection and disposal operating EBITDA calculation with a more accurate allocation of costs to this line of business. The Company has restated the prior periods to be consistent with the current year presentation.

(f)	Beginning in the fourth quarter of 2021, changes in the Company’s renewable energy revenue are reflected as components of the changes in revenue attributable to yield (included in “Fuel & Other”) and volume. The Company has restated the prior periods to be consistent with the current year presentation.

The Company will host a conference call at 10 a.m. ET today to discuss the second quarter results. Information contained within this press release will be referenced and should be considered in conjunction with the call.

Listeners can access a live audio webcast of the conference call by visiting investors.wm.com and selecting “Events & Presentations” from the website menu. A replay of the audio webcast will be available at the same location following the conclusion of the call.

Beginning this quarter, conference call participants must register to obtain their dial in and passcode details. The new, streamlined process improves security and eliminates wait times when joining the call.

about waste management
WM (WM.com) is North America's largest comprehensive waste management environmental solutions provider. Previously known as Waste Management and based in Houston, Texas, WM is driven by commitments to put people first and achieve success with integrity. The company, through its subsidiaries, provides collection, recycling and disposal services to millions of residential, commercial, industrial and municipal customers throughout the U.S. and Canada. With innovative infrastructure and capabilities in recycling, organics and renewable energy, WM provides environmental solutions to and collaborates with its customers in helping them achieve their sustainability goals. WM has the largest disposal network and collection fleet in North America, is the largest recycler of post-consumer materials and is the leader in beneficial reuse of landfill gas, with a growing network of renewable natural gas plants and the most gas-to-electricity plants in North America. WM's fleet includes nearly 11,000 natural gas trucks – the largest heavy-duty natural gas truck fleet of its kind in North America – where more than half are fueled by renewable natural gas. To learn more about WM and the company's sustainability progress and solutions, visit Sustainability.WM.com.

Forward-Looking Statements
The Company, from time to time, provides estimates of financial and other data, comments on expectations relating to future periods and makes statements of opinion, view or belief about current and future events. This press release contains a number of such forward-looking statements, including but not limited to all statements under the heading “Revised 2022 Outlook” and all statements regarding future performance or financial results of our business; achievement of financial guidance; future share repurchases; future demand for services, volumes and economic activity; and future execution of strategic priorities, including pricing, cost management, investments and sustainability projects, results and growth. You should view these statements with caution. They are based on the facts and circumstances known to the Company as of the date the statements are made. These forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those set forth in such forward-looking statements, including but not limited to failure to implement our optimization, growth, and cost savings initiatives and overall business strategy; failure to identify acquisition targets, consummate and integrate acquisitions; failure to obtain the results anticipated from acquisitions; environmental and other regulations, including developments related to emerging contaminants, gas emissions and renewable fuel; significant environmental, safety or other incidents resulting in liabilities or brand damage; failure to obtain and maintain necessary permits; failure to attract, hire and retain key team members and a high quality workforce; changes in wage and labor related regulations; significant storms and destructive climate events; public health risk and other impacts of COVID-19 or similar pandemic conditions, including related regulations, resulting in increased costs and social, labor and commercial disruption; macroeconomic pressures and market disruption resulting in labor, supply chain and transportation constraints and inflationary cost pressure; increased competition; pricing actions; commodity price fluctuations; impacts from Russia’s invasion of Ukraine and the resulting geopolitical conflict and international response, including increased risk of cyber incidents and exacerbation of market disruption, inflationary cost pressure and changes in commodity prices, fuel and other energy costs; international trade restrictions; disposal alternatives and waste diversion; declining waste volumes; weakness in general economic conditions and capital markets; adoption of new tax legislation; fuel shortages; failure to develop and protect new technology; failure of technology to perform as expected, including implementation of a new enterprise resource planning and human capital management system; failure to prevent, detect and address cybersecurity incidents or comply with privacy regulations; negative outcomes of litigation or governmental proceedings; and decisions or developments that result in impairment charges. Please also see the Company’s filings with the SEC, including Part I, Item 1A of the Company’s most recently filed Annual Report on Form 10-K, for additional information regarding these and other risks and uncertainties applicable to its business. The Company assumes no obligation to update any forward-looking statement, including financial estimates and forecasts, whether as a result of future events, circumstances or developments or otherwise.

Non-GAAP Financial Measures
To supplement its financial information, the Company has presented, and/or may discuss on the conference call, adjusted earnings per diluted share, adjusted net income, adjusted income from operations, adjusted operating EBITDA, adjusted operating EBITDA margin, adjusted operating expenses, adjusted SG&A expenses and free cash flow, as well as projections of adjusted operating EBITDA and free cash flow for 2022. All of these items are non-GAAP financial measures, as defined in Regulation G of the Securities Exchange Act of 1934, as amended. The Company reports its financial results in compliance with GAAP but believes that also discussing non-GAAP measures provides investors with (i) financial measures the Company uses in the management of its business and (ii) additional, meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance and are not representative or indicative of its results of operations.

In addition, the Company’s projected future adjusted operating EBITDA is anticipated to exclude the effects of events or circumstances that are not representative or indicative of the Company’s results of operations. Such excluded items are not currently determinable, but may be significant, such as asset impairments and one-time items, charges, gains or losses from divestitures or litigation, and other items. Due to the uncertainty of the likelihood, amount and timing of any such items, the Company does not have information available to provide a quantitative reconciliation of such projection to the comparable GAAP measure.

The Company discusses free cash flow and provides a projection of free cash flow because the Company believes that it is indicative of its ability to pay its quarterly dividends, repurchase common stock, fund acquisitions and other investments and, in the absence of refinancings, to repay its debt obligations. Free cash flow is not intended to replace “Net cash provided by operating activities,” which is the most comparable GAAP measure. The Company believes free cash flow gives investors useful insight into how the Company views its liquidity, but the use of free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that the Company has committed to, such as declared dividend payments and debt service requirements. The Company defines free cash flow as net cash provided by operating activities, less capital expenditures, plus proceeds from divestitures of businesses and other assets (net of cash divested); this definition may not be comparable to similarly-titled measures reported by other companies.

The quantitative reconciliations of non-GAAP measures to the most comparable GAAP measures are included in the accompanying schedules, with the exception of projected adjusted operating EBITDA. Non-GAAP measures should not be considered a substitute for financial measures presented in accordance with GAAP.

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WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Millions, Except per Share Amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Operating revenues	$5,027	$4,476	$9,688	$8,588
Costs and expenses:
Operating	3,142	2,736	6,045	5,250
Selling, general and administrative	487	445	978	903
Depreciation and amortization	508	500	990	972
Restructuring	—	4	—	5
Loss from divestitures, asset impairments and unusual items, net	—	—	17	17
	4,137	3,685	8,030	7,147
Income from operations	890	791	1,658	1,441
Other income (expense):
Interest expense, net	(93)	(98)	(178)	(195)
Loss on early extinguishment of debt	—	(220)	—	(220)
Equity in net losses of unconsolidated entities	(17)	(11)	(32)	(20)
Other, net	(4)	(6)	(1)	(5)
	(114)	(335)	(211)	(440)
Income before income taxes	776	456	1,447	1,001
Income tax expense	189	105	346	229
Consolidated net income	587	351	1,101	772
Less: Net income attributable to noncontrolling interests	—	—	1	—
Net income attributable to Waste Management, Inc.	$587	$351	$1,100	$772
Basic earnings per common share	$1.42	$0.83	$2.65	$1.83
Diluted earnings per common share	$1.41	$0.83	$2.64	$1.82
Weighted average basic common shares outstanding	414.4	421.6	415.0	422.3
Weighted average diluted common shares outstanding	416.4	423.6	417.0	424.0

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Millions)

(Unaudited)

	June 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$894	$118
Receivables, net	2,665	2,546
Other	428	405
Total current assets	3,987	3,069
Property and equipment, net	14,382	14,419
Goodwill	9,022	9,028
Other intangible assets, net	834	898
Other	1,903	1,683
Total assets	$30,128	$29,097
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable, accrued liabilities and deferred revenues	$3,491	$3,374
Current portion of long-term debt	231	708
Total current liabilities	3,722	4,082
Long-term debt, less current portion	14,046	12,697
Other	5,168	5,192
Total liabilities	22,936	21,971
Equity:
Waste Management, Inc. stockholders’ equity	7,190	7,124
Noncontrolling interests	2	2
Total equity	7,192	7,126
Total liabilities and equity	$30,128	$29,097

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Millions)

(Unaudited)

	Six Months Ended
	June 30,
	2022	2021
Cash flows from operating activities:
Consolidated net income	$1,101	$772
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	990	972
Loss on early extinguishment of debt	—	220
Other	105	75
Change in operating assets and liabilities, net of effects of acquisitions and divestitures	109	124
Net cash provided by operating activities	2,305	2,163
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(10)	(10)
Capital expenditures	(968)	(666)
Proceeds from divestitures of businesses and other assets, net of cash divested	11	17
Other, net	(133)	(49)
Net cash used in investing activities	(1,100)	(708)
Cash flows from financing activities:
New borrowings	5,360	1,707
Debt repayments	(4,683)	(2,326)
Premiums and other paid on early extinguishment of debt	—	(211)
Common stock repurchase program	(520)	(500)
Cash dividends	(544)	(489)
Exercise of common stock options	21	41
Tax payments associated with equity-based compensation transactions	(35)	(28)
Other, net	(6)	(4)
Net cash used in financing activities	(407)	(1,810)
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	1	4
Increase (decrease) in cash, cash equivalents and restricted cash and cash equivalents	799	(351)
Cash, cash equivalents and restricted cash and cash equivalents at beginning of period	194	648
Cash, cash equivalents and restricted cash and cash equivalents at end of period	$993	$297

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Operating Revenues by Line of Business

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Commercial	$1,355	$1,178	$2,642	$2,309
Industrial	942	811	1,778	1,554
Residential	832	794	1,637	1,576
Other collection	181	135	334	251
Total collection	3,310	2,918	6,391	5,690
Landfill	1,194	1,075	2,245	1,990
Transfer	554	532	1,040	997
Recycling	468	397	921	739
Other	596	513	1,171	990
Intercompany (a)	(1,095)	(959)	(2,080)	(1,818)
Total	$5,027	$4,476	$9,688	$8,588

Internal Revenue Growth

	Period-to-Period Change for the Three Months				Period-to-Period Change for the Six Months
	Ended June 30, 2022 vs. 2021				Ended June 30, 2022 vs. 2021
		As a % of		As a % of		As a % of		As a % of
		Related		Total		Related		Total
	Amount	Business(b)	Amount	Company(c)	Amount	Business(b)	Amount	Company(c)
Collection and disposal	$241	6.2%			$442	5.9%
Recycling (d)	96	25.5			212	30.2
Fuel surcharges and other (e)	153	70.0			243	58.9
Total average yield (f)			$490	10.9%			$897	10.4%
Volume (e)			73	1.6			217	2.5
Internal revenue growth			563	12.5			1,114	12.9
Acquisitions			2	0.1			5	0.1
Divestitures			(6)	(0.1)			(11)	(0.1)
Foreign currency translation			(8)	(0.2)			(8)	(0.1)
Total			$551	12.3%			$1,100	12.8%

	Period-to-Period Change for the Three Months Ended June 30, 2022 vs. 2021		Period-to-Period Change for the Six Months Ended June 30, 2022 vs. 2021
	As a % of Related Business(b)		As a % of Related Business(b)
	Yield	Volume	Yield	Volume(g)
Commercial	8.3%	1.6%	8.1%	2.4%
Industrial	10.6	0.7	9.2	0.8
Residential	5.3	(3.2)	5.1	(3.3)
Total collection	7.8	0.7	7.3	0.9
MSW	5.8	0.4	5.9	2.5
Transfer	3.7	0.2	3.5	0.3
Total collection and disposal	6.2%	2.3%	5.9%	3.0%

(a)	Intercompany revenues between lines of business are eliminated in the Condensed Consolidated Financial Statements included herein.

(b)	Calculated by dividing the increase or decrease for the current year period by the prior year period’s related business revenue adjusted to exclude the impacts of divestitures for the current year period.

(c)	Calculated by dividing the increase or decrease for the current year period by the prior year period’s total Company revenue adjusted to exclude the impacts of divestitures for the current year period.

(d)	Includes combined impact of commodity price variability and changes in fees.

(e)	Beginning in the fourth quarter of 2021, includes changes in our revenue attributable to our WM Renewable Energy business. We have revised our prior year results to conform with the current year presentation.

(f)	The amounts reported herein represent the changes in our revenue attributable to average yield for the total Company.

(g)	Workday adjusted volume impact.

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Free Cash Flow(a)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$1,047	$1,043	$2,305	$2,163
Capital expenditures	(485)	(387)	(856)	(646)
Proceeds from divestitures of businesses and other assets, net of cash divested	6	2	11	17
Free cash flow without sustainability growth investments	568	658	1,460	1,534
Capital expenditures - sustainability growth investments	(65)	(9)	(112)	(20)
Free cash flow	$503	$649	$1,348	$1,514

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Supplemental Data

Internalization of waste, based on disposal costs	68.7%	68.7%	68.6%	68.4%

Landfill amortizable tons (in millions)	32.7	32.1	61.8	59.7

Acquisition Summary(b)

Gross annualized revenue acquired	$—	$2	$3	$8

Total consideration, net of cash acquired	—	2	6	11

Cash paid for acquisitions consummated during the period, net of cash acquired	—	2	5	9

Cash paid for acquisitions including contingent consideration and other items from prior periods, net of cash acquired	6	2	10	10

Landfill Amortization and Accretion Expenses:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Landfill amortization expense:
Cost basis of landfill assets	$152	$144	$286	$267
Asset retirement costs	36	40	69	74
Total landfill amortization expense(c)	188	184	355	341
Accretion expense	27	28	55	54
Landfill amortization and accretion expense	$215	$212	$410	$395

(a)	The summary of free cash flow has been prepared to highlight and facilitate understanding of the principal cash flow elements. Free cash flow is not a measure of financial performance under generally accepted accounting principles and is not intended to replace the consolidated statement of cash flows that was prepared in accordance with generally accepted accounting principles.

(b)	Represents amounts associated with business acquisitions consummated during the applicable period except where noted.

(c)	The increase in landfill amortization was driven by landfill volume increases and changes in landfill estimates.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions, Except Per Share Amounts)

(Unaudited)

	Three Months Ended June 30, 2022
	Income from	Pre-tax	Tax		Net	Diluted Per
	Operations	Income	Expense		Income(a)	Share Amount
As reported amounts	$890	$776	$189		$587	$1.41
Adjustments:
Enterprise resource planning system implementation-related costs	13	13	4		9
Advanced Disposal integration-related costs	4	4	1		3
	17	17	5		12	0.03
As adjusted amounts	$907	$793	$194	(b)	$599	$1.44
Depreciation and amortization	508
Adjusted operating EBITDA	$1,415

	Three Months Ended June 30, 2021
	Income from	Pre-tax	Tax		Net	Diluted Per
	Operations	Income	Expense		Income(a)	Share Amount
As reported amounts	$791	$456	$105		$351	$0.83
Adjustments:
Loss and other costs associated with extinguishment of debt (c)	—	226	56		170
Advanced Disposal integration-related costs	13	13	3		10
Enterprise resource planning system implementation-related costs	9	9	2		7
	22	248	61		187	0.44
As adjusted amounts	$813	$704	$166	(b)	$538	$1.27
Depreciation and amortization	500
Adjusted operating EBITDA	$1,313

(a)	For purposes of this press release table, all references to “Net income” refer to the financial statement line item “Net income attributable to Waste Management, Inc.”

(b)	The Company calculates its effective tax rate based on actual dollars. When the effective tax rate is calculated by dividing the Tax Expense amount in the table above by the Pre-tax Income amount, differences occur due to rounding, as these items have been rounded in millions. The second quarter 2022 and 2021 adjusted effective tax rates were 24.3% and 23.5%, respectively.

(c)	Includes charges of $220 million reflected in the “Loss on early extinguishment of debt” financial caption and $6 million reflected in the “Interest expense, net” financial caption related to the retirement of $1.3 billion of certain high-coupon senior notes through a cash tender offer in May 2021.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions)

(Unaudited)

	Three Months Ended
	June 30, 2022
		As a % of
	Amount	Revenues
Adjusted Operating Expenses and Adjusted Operating Expenses Margin

Operating revenues, as reported	$5,027

Operating expenses, as reported	$3,142	62.5%
Adjustment:
Advanced Disposal integration-related costs	(3)
Adjusted operating expenses	$3,139	62.4%

	Three Months Ended
	June 30, 2022		June 30, 2021
		As a % of		As a % of
	Amount	Revenues	Amount	Revenues
Adjusted SG&A Expenses and Adjusted SG&A Expenses Margin

Operating revenues, as reported	$5,027		$4,476

SG&A expenses, as reported	$487	9.7%	$445	9.9%
Adjustments:
Enterprise resource planning system implementation-related costs	(13)		(9)
Advanced Disposal integration-related costs	(1)		(6)
Adjusted SG&A expenses	$473	9.4%	$430	9.6%

2022 Projected Free Cash Flow Reconciliation(a)	Scenario 1	Scenario 2
Net cash provided by operating activities	$4,675	$4,725
Capital expenditures	(2,000)	(2,050)
Proceeds from divestitures of businesses and other assets, net of cash divested	25	75
Free cash flow without sustainability growth investments	$2,700	$2,750
Capital expenditures - sustainability growth investments	(550)	(550)
Free cash flow	$2,150	$2,200

(a)	The reconciliation includes two scenarios that illustrate our projected free cash flow range for 2022. The amounts used in the reconciliation are subject to many variables, some of which are not under our control and, therefore, are not necessarily indicative of actual results.

WASTE MANAGEMENT, INC.

SUPPLEMENTAL INFORMATION PROVIDED FOR ILLUSTRATIVE PURPOSES ONLY

(In Millions)

(Unaudited)

Diversity in the structure of recycling contracts results in different accounting treatment for commodity rebates. In accordance with revenue recognition guidance, our Company records gross recycling revenue and records rebates paid to customers as cost of goods sold. Other contract structures allow for netting of rebates against revenue.

Additionally, there are differences in whether companies adjust for accretion expense in their calculation of EBITDA. Our Company does not adjust for landfill accretion expenses when calculating operating EBITDA, while other companies do adjust it for the calculation of their EBITDA measure.

The table below illustrates the impact that differing contract structures and treatment of accretion expense has on the Company’s adjusted operating EBITDA margin results. This information has been provided to enhance comparability and is not intended to replace or adjust GAAP reported results.

	Three Months Ended
	June 30, 2022		June 30, 2021
	Amount	Change in Adjusted Operating EBITDA Margin	Amount	Change in Adjusted Operating EBITDA Margin
Recycling commodity rebates	$229	1.4%	$179	1.3%
Accretion expense	$27	0.6%	$28	0.6%

	Six Months Ended
	June 30, 2022		June 30, 2021
	Amount	Change in Adjusted Operating EBITDA Margin	Amount	Change in Adjusted Operating EBITDA Margin
Recycling commodity rebates	$452	1.3%	$331	1.2%
Accretion expense	$55	0.6%	$54	0.6%